Exhibit 99.1
Castellum Announces the Award of a $3.2 million Contract to its Specialty Systems, Inc. Subsidiary

VIENNA, Va., January 14, 2025 (GLOBE NEWSWIRE) - Castellum, Inc. (NYSE-American: CTM) (“Castellum”), a cybersecurity, electronic warfare, and software engineering services company focused on the federal government, announces that its Specialty Systems, Inc. subsidiary has been awarded a $3.2 million, 18-month contract to support the Naval Air Warfare Center Aircraft Division - Lakehurst in enhancing the Cyber-Supply Chain Risk Management (“C-SCRM”) capabilities for Aircraft Launch and Recovery Equipment (“ALRE”) mission systems. This new initiative aims to enhance the current ALRE system’s software and hardware supply chain management. As the importance of cybersecurity and system integrity across the supply chain continues to grow, our solution will deliver a comprehensive and automated enterprise ALRE Cyber Signature Assessment (“ACSA”) framework.

Naval Air Systems Command (“NAVAIR”) has identified the need for an integrated and automated Software Composition Analysis (“SCA”) and component inspection framework to improve and strengthen oversight and management of both new and legacy mission system components. Our proposed solution, utilizing Artificial Intelligence and Machine Learning (AI/ML), establishes a holistic C-SCRM digital thread that spans the entire product lifecycle of ALRE mission systems. Leveraging the integration of SCA with sophisticated component inspection technology capable of detecting tampering at all levels; from hardware to firmware to software.

“As an industry leading technology services and solutions company, our CTM team could not be more excited for this key opportunity to develop and provide leading edge cybersecurity solutions leveraging AI/ML for our mission customers. We are proud to support this vital NAVAIR mission and contribute to the advancement of secure, efficient operations for our nation's defense. The ACSA framework will provide vital mission benefits, ensuring the integrity of ALRE systems and components throughout the entire supply chain lifecycle. And once again, it’s our remarkable team of outstanding CTM professionals who bring world class skills, talent, experience, and dedication in these key technology domains that continues to make a positive difference and vital contributions to our all-important national security needs,” said Glen Ives, President and Chief Executive Officer of Castellum.

About Castellum, Inc.:

Castellum, Inc. (NYSE-American: CTM) is a cybersecurity, electronic warfare, and software engineering services company focused on the federal government - https://castellumus.com/.

Cautionary Statement Concerning Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company’s expectations or beliefs concerning future events and can generally be identified by the use of statements that include words such as “estimate,” “project,”

“believe,” “anticipate,” “shooting to,” “intend,” “plan,” “foresee,” “likely,” “will,” “would,” “appears,” “goal,” “target” or similar words or phrases. Forward-looking statements include, but are not limited to, statements regarding the Company’s expectations for revenue growth and new customer opportunities, improvements to cost structure, and profitability. Forward-looking statements include, but are not limited to, statements regarding the Company’s expectations for revenue growth and new customer opportunities including opportunities arising from its contracts with NAVAIR and other customers, improvements to cost structure, and profitability. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, among others: the Company’s ability to compete against new and existing competitors; its ability to effectively integrate and grow its acquired companies; its ability to identify additional acquisition targets and close additional acquisitions; the impact on the Company’s revenue due to a delay in the U.S. Congress approving a federal budget or continuing resolution; and the Company’s ability to maintain the listing of its common stock on the NYSE American LLC. For a more detailed description of these and other risk factors, please refer to the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”) which can be viewed at www.sec.gov. All forward-looking statements are inherently uncertain, based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update any of the forward-looking statements made in this release or in any of its SEC filings except as may be otherwise stated by the Company.

Contact:
Glen Ives, President and Chief Executive Officer
Phone: (703) 752-6157
Contact: Info@castellumus.com

A photo accompanying this announcement is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/8ede662a-0a3c-4237-9acf-15cd83c158d9